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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2002
Date of Report

DUPONT PHOTOMASKS, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-20839

Delaware	74-22238819
(State or other jurisdiction of incorporation or jurisdiction)	(IRS Employer Identification No.)
131 Old Settlers Blvd. Round Rock, TX	78664
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 310-6500

(Former names or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On May 15, 2002, DuPont Photomasks, Inc. ("DPI") and a wholly-owned subsidiary of DPI, entered into an equipment purchase and supply agreement with Infineon Technologies AG pursuant to which DPI will acquire photomask production equipment from Infineon's internal photomask manufacturing operations in Munich, Germany and become Infineon's strategic photomask supplier. In consideration for the acquisition of a portion of the photomask production assets and the agreement to supply Infineon with photomasks over the 10-year term of the agreement, DPI will pay Infineon $53.5 million over a seven-year period ending in March 2009. In addition, DPI has agreed to purchase from Infineon additional photomask production assets for approximately $28.1 million, approximately $22.0 million of which is expected to be payable to Infineon at various times in 2003 and up to $6.1 million of which is expected to be payable in December 2006. DPI expects that cash to be provided from its operations will be more than sufficient to make these payments; however, DPI, at its discretion, may pay up to approximately $30.2 million of such amounts in shares of its common stock.

        In addition, pursuant to the agreement, DPI has agreed to make specified cash payments to Infineon in the event that the volume of DPI products purchased by Infineon purchases during any calendar year during the term of the agreement exceeds specified amounts. However, in the event that the volume of DPI products purchased by Infineon is below specified threshold levels, Infineon shall make a cash payment to DPI.

        The assets have been used primarily in the production of photomasks, an integral component in the lithographic process of semiconductor manufacturing. DPI expects to continue to use the equipment in the production of photomasks in various production facilities within its global network, including a new commercial photomask production facility that will be built in Dresden, Germany.

        DPI is not aware of any material relationship between Infineon and DPI, its affiliates, its directors or officers, or any associate of any such director or officer.

Item 5. OTHER EVENTS.

        In a separate but related agreement, DPI, Infineon and Advanced Micro Devices, Inc. agreed to establish a joint venture for purposes of engaging in photomask research and development activities in Dresden, Germany. The activities of the joint venture will be co-located with DPI's new facility in Dresden.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits

          Exhibit 10.24    DPI Dresden Equipment Purchase and DPI/IFX Supply Agreement dated May 15, 2002 by and among DuPont Photomasks, Inc., Blitz 02-210 GmbH and Infineon Technologies AG. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

          Exhibit 99.1    Press Release dated May 16, 2002 (regarding the supply agreement).

          Exhibit 99.2    Press Release dated May 16, 2002 (regarding the creation of the joint venture).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2002	DUPONT PHOTOMASKS, INC.
	By:	/s/ JOHN M. LYNN John M.Lynn Executive Vice President, General Counsel & Assistant Secretary

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  Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
  Item 5. OTHER EVENTS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES